UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Team Health Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of an email sent to employees of Team Health Holdings, Inc. on November 16, 2016.

November 16, 2016

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TeamHealth Partners with Blackstone: New Video and Updated FAQs

TeamHealth colleagues,

In October, TeamHealth announced its intent to partner with funds affiliated with The Blackstone Group, L.P., a leading global asset manager. Why is the pending transaction good for TeamHealth, specifically TeamHealth clinicians? We asked Dr. Lynn Massingale, TeamHealth Executive Chairman and Co-Founder, to share his perspective. Watch this three-minute video to learn more.

TeamHealth Executive
Chairman and Co-Founder
Dr. Lynn Massingale
talks about the partnership
with Blackstone
TEAMHealth.

Updated Associate FAQs

The following questions regarding the Blackstone transaction (the "Transaction") were submitted by clinical and non-clinical associates via www.teamhealth.com/blackstone. The information provided below is subject to change as we continue to work toward the closing of the Transaction.

Stock

What will happen to TeamHealth stock owned by TeamHealth associates?
TeamHealth associates who own TeamHealth common stock will be entitled to receive $43.50 in cash for each share of TeamHealth common stock that they own at the time of the closing of the Transaction. If you choose, you may continue to trade TeamHealth stock prior to the Transaction close in accordance with TeamHealth's Securities Trading Policy.

Associates who own TeamHealth common stock may have additional questions about how the Transaction will affect personal financial portfolios. Given the varying circumstances among TeamHealth associates who own common stock, associates are strongly advised to consult their personal financial advisor to further understand how the cashing out of their TeamHealth common stock will affect their individual financial plans and goals.

What will happen to the employee stock purchase plan (ESPP)?

The ESPP is suspended and will be terminated immediately prior to the closing of the Transaction. There will be no new offering periods under the ESPP (assuming the closing of the Transaction takes place), and specifically, there will not be a December enrollment for a January 2017 offering period as previously planned.

Will TeamHealth associates be able to buy TeamHealth common stock on the open market even though the company is private?

No. Following the Transaction close, TeamHealth will become a private company, owned by funds affiliated with Blackstone, and will no longer be traded on the New York Stock Exchange.

General

How will we benefit from the relationship with Blackstone?

Blackstone is one of the world’s leading investment firms, and as a prior investor in TeamHealth, we believe they know us and the U.S. healthcare industry well. We believe Blackstone is focused on working closely with TeamHealth to achieve our strategic objectives and drive innovation and operational excellence in the context of the evolving U.S. healthcare marketplace.

What does a change in ownership mean for TeamHealth?

Following the Transaction close, TeamHealth will become a private company, owned by funds affiliated with Blackstone, and will no longer be traded on the New York Stock Exchange. While the Transaction will bring about a change in ownership, it does not change who we are and how we operate. Together with Blackstone, we will strive to continue to execute on our mission to perfect physicians’ ability to practice medicine, every day, in everything we do.

Will TeamHealth continue to grow?

We believe Blackstone is an ideal capital partner to help accelerate TeamHealth’s growth opportunities and fund long-term initiatives. With Blackstone’s support, we will be able to focus on our mission as a leading provider of hospital and post-acute physician services without directing resources toward, or having to meet the requirements of, being a public company.

Will TeamHealth change its name?

No.

Will employee benefits change?

We do not anticipate any material changes to employee health and welfare benefits at this time or for at least one year following the closing of the Transaction. During the normal course of business, TeamHealth benefits and offerings may change from year to year, and we remain committed to offering competitive benefits for associates.

Will our 401(k) change?

We do not anticipate any changes to the 401(k) plan at this time.

How will TeamHealth continue to communicate with us regarding this new partnership?

We are committed to keeping clinical and non-clinical associates informed and will communicate as we reach new milestones. Associate communications are located at www.teamhealth.com/blackstone. If you have additional questions or concerns, please consult your direct leader or email communications@teamhealth.com.

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Copyright © 2016

Unless the context requires otherwise, references to “TeamHealth,” “we,” “our,” “us” and the “Company” or “Organization” refer to Team Health Holdings, Inc., its subsidiaries and its affiliates, including its affiliated medical groups, all of which are part of the TeamHealth system. Separate subsidiaries or other affiliates of Team Health Holdings, Inc., carry out all operations and employ all employees within the TeamHealth system. The terms “clinical providers,” “TeamHealth physicians or providers,” “affiliated providers,” “our providers” or “our clinicians” and similar terms mean and include: (i) physicians and other healthcare providers who are employed by subsidiaries or other affiliated entities of Team Health Holdings, Inc., and (ii) physicians and other healthcare providers who contract with subsidiaries or other affiliated entities of Team Health Holdings, Inc. All such physicians and other healthcare providers exercise their independent professional clinical judgment when providing clinical patient care. Team Health Holdings, Inc., does not contract with physicians to provide medical services nor does it practice medicine in any way.

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Team Health Holdings, Inc. (the “Company”). Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the current U.S. and global economic conditions; the current U.S. and state healthcare reform legislative initiatives; the Company’s exposure to financial risk under the BPCI program and other value based payment programs; the Company’s ability to find suitable acquisition candidates or successfully integrate completed acquisitions, including the Company’s acquisition of IPC Healthcare, Inc. (“IPC”); the Company’s ability to realize the expected benefits of the acquisition of IPC; the risk that the IPC acquisition disrupts current plans and operations and disrupts the Company’s relationship with payors, physicians and other healthcare professionals; the Company’s ability to realize the value of intangible assets, including goodwill, recognized in connection with the Company’s acquisitions; the effect and interpretation of current or future government regulation of the healthcare industry, and the Company’s ability to comply with these regulations; the Company’s exposure to billing investigations and audits by private payors and federal and state authorities, as well as auditing contractors for governmental programs; the Company’s exposure to professional liability lawsuits; the adequacy of the Company’s insurance reserves; the Company’s reliance on reimbursements by third-party payors, as well as payments by individuals; the impact of recent or potential federal and state legislation that restricts the Company’s ability to balance bill patients, or prescribes how potential out of network charges are calculated and reimbursed; change in rates or methods of government payments for the Company’s services; the general level of emergency department patient volumes at the Company’s clients’ facilities; the Company’s exposure to the financial risks associated with fee for service contracts; the Company’s ability to timely or accurately bill for services; the Company’s ability to timely enroll healthcare professionals in the Medicare program; a reclassification of independent contractor physicians by tax authorities; the concentration of a significant number of the Company’s programs in certain states, particularly Florida, Ohio, and Tennessee; any loss of or failure to renew contracts within the Military Health System Program, which are subject to a competitive bidding process; the Company’s exposure to litigation; fluctuations in the Company’s quarterly operating results, which could affect the Company’s ability to raise new capital for its business; effect on the Company’s revenues if it experiences a net loss of contracts; the Company’s ability to accurately assess the costs it will incur under new contracts; the Company’s ability to implement its business strategy and manage its growth effectively; the Company’s future capital needs and ability to raise capital when needed; the Company’s ability to successfully recruit and retain qualified healthcare professionals; enforceability of the Company’s non-competition and non-solicitation contractual arrangements with some affiliated physicians and professional corporations; the high level of competition in the Company’s industry; the Company’s dependence on numerous complex information systems and the Company’s ability to maintain these systems or implement new systems or any disruptions in the Company’s information systems; the Company’s ability to protect its proprietary technology and services; the Company’s loss of key personnel and/or ability to attract and retain highly qualified personnel; the Company’s ability to comply with privacy regulations regarding the use and disclosure of patient information; the Company’s ability to comply with federal or state anti-kickback laws; the Company’s ability to comply with federal and state physician self-referral laws and regulations or issuance of additional legislative restrictions; changes in existing laws or regulations, adverse judicial or administrative interpretations of these laws and regulations or enactment of new legislation; changes in accounting standards, rules and interpretations or inaccurate estimates or assumptions in the application of accounting policies and the impact on the Company’s financial statements; the Company’s exposure to a loss of contracts with its physicians or termination of relationships with its affiliated professional corporations in order to comply with antitrust laws; our substantial indebtedness and ability to incur substantially more debt; the Company’s ability to generate sufficient cash to service its debt; and restrictive covenants in its debt agreements, which may restrict the Company’s ability to pursue its business strategies and our ability to comply with them.

For a more detailed discussion of these factors, see the information under the caption “Risk Factors” herein and in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein and in the Company’s most recent Annual Report on Form 10-K filed on February 22, 2016.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Blackstone. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.teamhealth.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2016 and in its Current Report filed with the SEC on Form 8-K on September 6, 2016.